Registration No. 33-61221


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                  _____________________________
                 Post Effective Amendment No. 1
                               TO
                            FORM S-4

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                  ____________________________

                  THE COLONIAL BANCGROUP, INC.

     (Exact name of Registrant as specified in its charter)

     Delaware                     6711                     63-0661573
   (State of          (Primary Standard Industrial       (I.R.S. Employer
 Incorporation)        Classification Code Number)      Identification No.)

    One Commerce Street, Suite 800                        (334) 240-5000
      Montgomery, Alabama 36104                           (Telephone No.)
(Address of principal executive offices)
             ____________________________________________

                       W. Flake Oakley, IV
                            Secretary
                      Post Office Box 1108
                    Montgomery, Alabama 36102
             (Name and address of agent for service)

                           Copies to:

                   Michael D. Waters, Esquire
                 Miller, Hamilton, Snider & Odom
                 One Commerce Street, Suite 802
                    Montgomery, Alabama 36104

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )


     The Colonial BancGroup, Inc. ("BancGroup") registered 354,430 shares of its Common Stock on Form S-4, registration no. 33-61221, pursuant to the acquisition of Farmers and Merchants Bank. A total of 256,843 shares were actually issued in such acquisition on November 3, 1995. Accordingly, pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 97,587 shares from registration.


                           SIGNATURE


     Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 20th day of November, 1995.

                           THE COLONIAL BANCGROUP, INC.



                           By:  /s/ W. Flake Oakley, IV
                                ----------------------------
                                W. Flake Oakley, IV
                                Chief Financial Officer and
                                Duly authorized agent for
                                service